PRICING SUPPLEMENT NO. 24A                                       Rule 424(b)(3)
DATED: March 7, 2001                                         File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $15,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 3/12/2001   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 3/12/2002         CUSIP#: 073928TFO

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

       N/A                   N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s): *

[ ]  Treasury Rate                      Interest Reset Period: Semi-annually

[ ]  LIBOR Reuters                      Interest Payment Date(s): **

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  4.93%           Interest Payment Period: Semi-annually

Index Maturity:  Six Months

Spread (plus or minus):  N/A

*    On September 12, 2001.
**   On September 12, 2001 and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.